Exhibit 4

AMENDED VOTING AGREEMENT

AMENDED VOTING AGREEMENT, dated as of February 26, 2010 (this “Agreement”), between Frederick M. Pevow, Jr. (“Pevow”) and Josh Buterin (the “Stockholder”).

RECITALS

WHEREAS, this Agreement amends and restates in its entirety the voting agreement dated February 23, 2010 between Pevow and the Stockholder.

WHEREAS, Gateway Energy Corporation is a corporation organized under the laws of the State of Delaware (the “Company”). The Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 2,169,816 shares of common stock, par value $0.25 per share, of the Company (the “Common Stock”) (such shares of Common Stock, together with all other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, Pevow is considering nominating an undetermined number of individuals for election to the board of directors of the Company; and

WHEREAS, Stockholder desires to vote the Subject Shares in favor of the individuals nominated by Pevow in the Board Election (if Pevow elects to pursue such a Board Election), on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Pevow as follows:

(a)       The Stockholder has record and beneficial ownership of the Subject Shares and has currently the sole power to vote (or cause to be voted) such Subject Shares and such Subject Shares constitute the only shares (or rights to acquire shares) beneficially owned by the Stockholder or over which the Stockholder has voting rights as of the date above.  The Stockholder has good and valid title to the Subject Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever.

Section 2.               Covenants of the Stockholder.  Until the termination of this Agreement in accordance with Section 3, the Stockholder agrees as follows:

(a)       At any meeting of stockholders of the Company called to vote upon the election of members of the board of directors of the Company (“Board Election”) or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to a Board Election is sought from or on behalf of the stockholders of the Company, the Stockholder shall vote (or cause to be voted) the Subject Shares as instructed by Pevow.  Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(b)       The Stockholder hereby appoints Pevow as the Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, solely to vote or act by written consent prior to the termination of this Agreement with respect the Subject Shares in accordance with Section 2(a).  This proxy is given to secure the performance of the duties of the Stockholder under this Agreement.  The Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.  The proxy and power of attorney granted pursuant to this Section 2(b) by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder inconsistent with the proxy hereby granted.   The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of the Stockholder.  The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.  The Stockholder represents that any proxies heretofore given in respect of the Stockholder’s Subject Shares are not irrevocable and that any such proxies are hereby revoked.

Section 3.               Termination.  This Agreement shall terminate (i) upon the earlier of (A) July 4, 2010, (B) the adjournment of the first annual meeting of stockholders of the Company held after the date hereof or (C) written notice from Pevow.

Section 4.               Publication.  The Stockholder hereby authorizes Pevow to file this agreement with the Securities and Exchange Commission and to disclose this agreement and the identity of the Stockholder in any documents and schedules required to be filed by Pevow under the rules and regulations of the Securities and Exchange Commission.

Section 5.               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles or rules of conflicts of laws thereof.

Section 6.               Jurisdiction; Waiver of Jury Trial.

(a)       Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the courts of the State of Delaware or the United States District Court for the District of

Delaware (each, a “Delaware Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Delaware Court, and any claim that any such action or proceeding brought in any Delaware Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of Delaware Courts in any suit, action or proceeding.  Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Delaware Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

(b)       EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

Section 7.               Specific Performance.  The Stockholder acknowledges and agrees that (i) the covenants, obligations and agreements of the Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) Pevow is and will be relying on such covenants and incurring significant costs and expenses in connection with the Board Election, and (iii) a violation of any of the terms of such covenants, obligations or agreements may cause Pevow irreparable injury for which adequate remedies are not available at law.  Therefore, the Stockholder agrees that Pevow, in addition to any other remedies at law or in equity it may have, shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Stockholder from committing any violation of such covenants, obligations or agreements.

Section 8.               Amendment, Waivers, etc.  Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Pevow and the Stockholder.  No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

Section 9.               Assignment; No Third Party Beneficiaries.  This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect.  This Agreement shall be binding upon the respective successors and permitted assigns or transferees of the parties hereto.  Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their successors and permitted assigns or transferees, any right, remedy or claim under or in respect of this Agreement or any provision hereof.  No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.             Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible.  In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 11.             Integration.  This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings or agreements relating to the subject matter of this Agreement.

Section 12.             Section Headings.  The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 13.             Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be an original and all of which shall constitute one and the same instrument.

Section 14.             Capitalized Terms.  For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 15.             Definitions.  References in this Agreement to “affiliate” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.  References in the Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a governmental body or authority.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

/s/ Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr.

/s/ Josh Buterin
Josh Buterin

STATE OF KANSAS	)
)ss
COUNTY OF JOHNSON	)

I, the undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Josh Buterin personally known to me to be the same person whose name is subscribed to the foregoing instrument in such capacity appeared before me this day in person and acknowledged that he signed and delivered this Voting Agreement as his own free and voluntary act, as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

Witness my hand and seal this 26th day of February, 2010.

[Seal]	/s/ Anna Hartiell
Notary Public
Printed Name:
Residing at:
My Commission expires: